Exhibit 10.9

Form of Grant Agreement – Performance-Based Restricted Stock Award.

Grant Agreement – Performance-Based Restricted Stock Award

Radiant Systems, Inc.

ID: 11-2749765

3925 Brookside Parkway

Alpharetta, GA 30022

NAME	Award Number:
ADDRESS	Plan:
CITY STATE ZIP	ID:

Effective MM/DD/YYYY (“Grant Date”), you have been granted a xxxx of xxxx shares of Radiant Systems, Inc. (the “Company”) common stock. On the second anniversary of the Grant Date (the “Determination Date”), some or all of these shares may be forfeited, or you may be granted additional shares, as described below. The number of shares that are forfeited or additional shares that will be granted will be based upon attainment of the Performance Goals disclosed below during the period beginning on the Grant Date and ending on the Determination Date (the “Performance Period”). This Performance-Based Restricted Stock Award is granted under the Radiant Systems, Inc. 2005 Long-Term Incentive Plan (as amended, the “Plan”) and constitutes the Award Agreement under Section 2.5 of the Plan.

Your Performance-Based Restricted Stock Award is subject to the limitations and other conditions set forth in the Plan, including but not limited to:

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During the period beginning on the Grant Date and ending on the third anniversary of the Grant Date (the “Restriction Period”), no shares can be sold or transferred prior to vesting. During the Restriction Period, shares are held in custody of an escrow account.

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On the Determination Date, some or all of the shares granted may be forfeited, or additional shares may be granted, based on the extent to which the Company’s cumulative operating income achieved during the Performance Period equals the Budget amount listed below (the “Performance Goal”), as determined by the Compensation Committee. If less than 100% of your Performance Goal is achieved, some of your shares will be forfeited and returned to the Company for no consideration on the Determination Date. If more than 100% of your Performance Goal is achieved, additional shares subject to the restrictions described above will be granted on the Determination Date.

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The number of shares that will be forfeited or the number of additional shares that will be granted, if any, will be determined according to the following schedule. Between performance levels, shares will be forfeited or granted on a linear basis. The maximum award will be 125% of the initial grant. No partial shares will be granted or forfeited; the Compensation Committee will round to the closest whole share number.

% of Goal Achieved	Cumulative Operating Income Achieved for the Performance Period	% of Initial Grant

<75% of Budget	< X	0%

75% of Budget	$X	50%

Budget	$X	100%

Aspiration	$X	125%

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The shares determined under the immediately proceeding chart will vest on the first anniversary of the Determination Date so long as you have not terminated employment with the Company prior to such date.

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Unless you make the 83(b) election discussed below, you will realize compensation when your shares vest based on the fair market value of the shares on that day (if vesting falls on a weekend, the previous Friday). This is treated as ordinary income, which will be reported to payroll for income tax purposes. For expatriates and employees outside the US, your awards will be subject to tax withholding and/or reporting where applicable.

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U.S. Performance-Based Restricted Stock recipients can file an 83(b) election if they wish to pay tax on income equal to the full market value of the stock granted on the Grant Date; an 83(b) election cannot be made for any additional shares granted on the Determination Date. Elections must be made within 30 days of the Grant Date. For more information see the 83(b) Election and Process documents.

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Prior to the delivery of shares, you must remit to the Company funds in an amount sufficient to satisfy any federal, state and local tax withholding requirements, or if you so request and in the sole discretion of the Company, the Company may withhold from the shares to be delivered a number of shares sufficient to satisfy al or a portion of such tax withholding requirements.

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If for any reason your employment terminates before your shares have vested, your award is canceled and you will not be entitled to any unvested shares; all unvested shares will be returned to the Company for no consideration. However, the Plan contains special rules that will apply if your employment is terminated by you for Good Reason or by the Company (other than for Cause) following a Change in Control Event, as defined in the Plan. The Change in Control rules, if applicable, will result in the vesting of all shares granted as of the date of your termination.

This Performance-Based Restricted Stock Award is granted under and governed by the terms and conditions of the Plan, Amended and Restated 2005 LTI Plan and the terms and conditions of which are made a part of this agreement. Any capitalized terms used herein that are not defined herein shall refer to the term as defined in the Plan